UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10003 Woodloch Forest Drive	77380
The Woodlands, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange
Huntsman International LLC	NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, on June 15, 2026, Huntsman Corporation, a Delaware corporation (the “Company” or “Huntsman”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Olin Corporation, a Virginia corporation (“Olin”), Olympus Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Olin (“First Merger Sub”), and Hook Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Olin (“Second Merger Sub”), providing for, on the terms and subject to the conditions included in the Merger Agreement, the merger of equals business combination of Olin and Huntsman, either (a) through the merger of Huntsman with and into Olin, with Olin as the surviving entity (the “Direct Merger”), or (b) through (i) the merger of First Merger Sub with and into Huntsman (the “First Subsidiary Merger”), with Huntsman surviving as a direct, wholly owned subsidiary of Olin (the “Initial Surviving Company”), and (ii) immediately following the First Subsidiary Merger, and as part of the same overall transaction as the First Subsidiary Merger, the merger of the Initial Surviving Company with and into Second Merger Sub (the “Second Subsidiary Merger” and, together with the First Subsidiary Merger, the “Subsidiary Merger”), with Second Merger Sub surviving as a direct wholly owned subsidiary of Olin (we collectively refer to the Direct Merger and the Subsidiary Merger as the “Merger”).

On August 25, 2026, the Company held a special meeting of stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 13, 2026, which was first mailed to the Company’s stockholders on or about July 13, 2026.

American Election Services, LLC, the independent inspector of the elections (the “Inspector of Election”) for the Special Meeting, delivered its final vote tabulation on August 25, 2026 that certified the final voting results for each of the matters that were submitted to a vote at the Special Meeting. Set forth below are the final voting results as provided by the Inspector of Election.

Each stockholder of record was entitled to one vote per share of common stock on each proposal. As of the close of business on July 9, 2026, the record date for the Special Meeting, there were 175,381,417 shares of common stock issued and outstanding and entitled to vote at the Special Meeting. Present at the Special Meeting in person or by proxy were holders of shares of common stock representing an aggregate of 133,710,141 votes, or 76.23% of the voting power entitled to vote at the Special Meeting as of the record date, constituting a quorum. The final voting results with respect to each proposal are set out below:

1.            To adopt the Merger Agreement providing for the business combination of Huntsman and Olin either through the Direct Merger or the Subsidiary Merger and the other transactions contemplated thereby (the “Huntsman Merger Proposal”).

For	Against	Abstain
131,502,454	1,828,828	378,859

The stockholders voted to approve the Huntsman Merger Proposal.

2.            To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Huntsman’s named executive officers that is based on or otherwise relates to the Merger (the “Huntsman Advisory Compensation Proposal”).

For	Against	Abstain
117,592,172	15,456,713	661,256

The stockholders voted to approve the Huntsman Advisory Compensation Proposal.

In connection with the Special Meeting, the Company also solicited proxies with respect to the approval of one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there were not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

Item 7.01 Regulation FD Disclosure.

On August 25, 2026, the Company and Olin issued a joint press release announcing the preliminary results of the Special Meeting and the preliminary results of a special meeting of Olin’s shareholders also held on August 25, 2026. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Based on the voting results at the Special Meeting and at the special meeting of Olin shareholders, and assuming satisfaction of all other conditions to closing, the parties will implement the business combination through the Direct Merger.

The information in this Item 7.01, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by Huntsman under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description of Exhibits

99.1	Joint Press Release, dated August 25, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ AMY K. SMEDLEY
Executive Vice President, General Counsel and Secretary

Dated: August 25, 2026